UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 30, 2011

Hibernia Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-53555	26-2833386
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

325 Carondelet Street, New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(504) 522-3203

Hibernia Homestead Bancorp, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At a meeting of Hibernia Bancorp, Inc.’s (the “Company”) board of directors held on June 30, 2011, the Company’s board approved an amendment and restatement of the Company’s Bylaws whose sole purpose and effect was to change all references to the Company therein from “Hibernia Homestead Bancorp, Inc.” to “Hibernia Bancorp, Inc.”  With the exception of the change in the Company’s name, no other changes to the Company’s Bylaws were made.  The amendment and restatement of the Company’s Bylaws became effective June 30, 2011.  The full text of the amended and restated Bylaws is furnished as Exhibit 3.2 to this report on Form 8-K.

ITEM 8.01                      Other Events

At the Company’s annual meeting held on May 26, 2011, the Company’s shareholders approved an amendment to the Company’s Articles of Incorporation changing the Company’s name to “Hibernia Bancorp, Inc.”  The Company filed articles of amendment with the office of the Louisiana Secretary of State to effect this name change, effective June 1, 2011.  A full description of the proposal for the amendment was disclosed in our Proxy Statement dated April 25, 2011, that was furnished to shareholders in connection with the annual meeting.  A copy of the Articles of Amendment to reflect this change is furnished as Exhibit 3.1 to this report on Form 8-K.

ITEM 9.01                      Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description
3.1	Articles of Amendment to the Articles of Incorporation of Hibernia Homestead Bancorp, Inc.
3.2	Amended and Restated Bylaws of Hibernia Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

              HIBERNIA BANCORP, INC.

Date:  July 6, 2011                                                                                        By:   /s/ A. Peyton Bush, III
                                                                                                                                                                     A. Peyton Bush, III
                                                                                                                                                President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Amendment to the Articles of Incorporation of Hibernia Homestead Bancorp, Inc.
3.2	Amended and Restated Bylaws of Hibernia Bancorp, Inc.